                                POWER OF ATTORNEY

        Know all by these present, that the undersigned hereby constitutes and appoints each of Matthew Gardella, Marc Mantell, Kanasha Herbert, Matthew
Tikonoff, Sarita Malakar, Daniel Wilcox, Jacqueline Cannata, Anne Leland and
Brenda Meyette of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., signing singly, with full power of substitution, the undersigned's true and lawful attorney-in-fact to:

        (1)     execute for and on behalf of the undersigned, forms and
                authentication documents for EDGAR Filing Access;

        (2)     execute for and on behalf of the undersigned, in the
                undersigned's capacity as an officer, director and/or 10%
                shareholder of WAVE Life Sciences Pte. Ltd. (or its successor,
                WAVE Life Sciences Ltd., as the case may be) (the "Company"), forms and authentication documents for EDGAR Filing
                Access;

        (3)     do and perform any and all acts for and on behalf of the
                undersigned which may be necessary or desirable to complete and execute any such forms and authentication documents;

        (4)     execute for and on behalf of the undersigned, in the
                undersigned's capacity as an officer, director and/or 10%
                shareholder of the Company, Forms 3, 4 and 5 (including any amendments thereto) in accordance with Section 16(a) of the
                Securities Exchange Act of 1934, as amended, and the rules thereunder (collectively, the "Exchange Act");

        (5)     do and perform any and all acts for and on behalf of the
                undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5, prepare, complete and execute any amendment or amendments thereto, and timely file such form with the U.S. Securities and Exchange Commission and any stock exchange or similar authority; and

        (6)     take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally
                required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such
                attorney-in-fact may approve in such attorney-in-fact's
                discretion.

        The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming nor relieving, nor is the Company assuming nor relieving, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act. The undersigned acknowledges that neither the Company nor the foregoing attorneys-in-fact assume (i) any liability for the undersigned's responsibility to comply with the requirements of the Exchange Act, (ii) any liability of the undersigned for any failure to comply with such requirements or
(iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act.

        This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file forms and execute authentication documents with respect to the undersigned's EDGAR Filing Access or to file Forms
3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

        IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the date set forth below.

                Signature:/s/ Masaharu Tanaka

                Name: Kagoshima Shinsangyo Sousei Investment Limited Partnership

                Date: November 5, 2015